                                                                       EXHIBIT 4

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of April 26, 2002, by and among PROGRESS ENERGY, INC., a North Carolina corporation ("Progress Energy"), and KVS INTERESTS, LTD., a Texas limited partnership ("KVS"), ALV INTERESTS, LTD., a Texas limited partnership ("ALV"), VAUGHAN OPERATING COMPANY, LLC, a Texas limited liability company ("VOC"), KIM V. SCRIVENER ("Scrivener"), and
AMY VAUGHAN KING ("King"). KVS, ALV, VOC, Scrivener and King are referred to as the "Sellers".

                                    RECITALS
                                    --------

         WHEREAS, the parties hereto have entered into that certain Agreement and Plan of Merger, dated April 26, 2002 (the "Merger Agreement") pursuant to which, among other things, KVS, ALV and VOC have acquired 2,523,174 shares of common stock of Progress Energy and the parties hereto have entered into this Registration Rights Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. Definitions. As used in this Registration Rights Agreement
                    -----------
(the "Registration Rights Agreement"), all undefined terms shall have the meaning given to them in the Merger Agreement and, unless the context otherwise requires, the following terms shall have the following respective meanings:

                  "Advice" means a written notice from Progress Energy.
                   ------

                  "Commission" means the Securities and Exchange Commission.
                   ----------

                  "Exchange Act" means the Securities Exchange Act of 1934, as
                  -------------
amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

                  "Person" means any individual, partnership, corporation,
                   ------
limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" means the prospectus included in any Shelf
                   ----------
Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of Registrable Securities, covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference into such Prospectus.

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                  "Registrable Securities" shall mean any shares of Progress
                   ----------------------
Energy Common Stock originally issued to the Sellers pursuant to the Merger Agreement, and any securities issued or issuable with respect to any such Progress Energy Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, until (i) the date on which such Progress Energy Common Stock has been effectively registered under the Securities Act and disposed of pursuant to an effective registration statement, (ii) the date on which all of such Progress Energy Common Stock is saleable pursuant to Rule 144 under the Securities Act (or any similar provision then in effect), or (iii) the date on which such Progress Energy Common Stock ceases to be outstanding.

                  "Registration Expenses" shall mean all expenses incident to
                   ---------------------
Progress Energy's performance of or compliance with this Registration Rights Agreement, including, without limitation, all registration, filing and listing fees, all fees and expenses of complying with federal or state securities laws with respect to the initial registration of Progress Energy Common Stock and maintaining the effectiveness of such registration, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and expenses of counsel for Progress Energy and of Progress Energy's independent auditors, including the expenses of any opinions of counsel for Progress Energy in connection with the Sellers sale of Registrable Securities under the Shelf Registration Statement required under this Registration Rights Agreement, and premiums and other costs of insurance policies obtained by Progress Energy against liabilities arising out of any registration effected pursuant to this Registration Rights Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended
                   --------------
from time to time, and the rules and regulations of the Commission promulgated thereunder.

                  "Shelf Registration Statement" means a "shelf" registration
                   ----------------------------
statement of Progress Energy pursuant to the provisions of Section 2 hereof
                                                           ---------
which covers the Registrable Securities, on an appropriate form subject to Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such Shelf Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Supplement Delay Period" means any period commencing on the
                   -----------------------
date of receipt by the Sellers of any notice from Progress Energy of the existence of any fact or event of the kind described in Section 2(d)(xi) hereof
                                                        ----------------
and ending on the date of receipt by the Sellers of an amended or supplemented Shelf Registration Statement or Prospectus, as contemplated by Section 2(d)(xii)
                                                               -----------------
hereof, or the receipt by the Sellers of Advice that the use of the Prospectus may be resumed, and receipt of copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

         SECTION 2. Required Registration under the Securities Act.
                    ----------------------------------------------

                    (a) Required Registration of Registrable Securities.
                        -----------------------------------------------
Progress Energy shall use its reasonable best efforts to effect the registration of all the Registrable Securities on a

Shelf Registration Statement under the Securities Act within 30 days after the Effective Date for the offering and sale of the Registrable Securities on a non-underwritten basis pursuant to Rule 415 under the Securities Act; provided that the phrase reasonable best efforts as used herein shall not require Progress Energy to amend or restate any prior filings in order to effect the registration of the Registrable Securities.

         The Sellers shall provide Progress Energy with information regarding the intended disposition of the Registrable Securities and other information required to enable Progress Energy to effect the registration.

                    (b) Expenses. Progress Energy will pay and bear all
                        --------
Registration Expenses in connection with the registration of the Registrable Securities pursuant to this Registration Rights Agreement.

                    (c) Effective Registration Statement. The registration
                        --------------------------------
required pursuant to this Registration Rights Agreement shall not be deemed to have been effected (A) unless a Shelf Registration Statement under the Securities Act, for an offering of the Registrable Securities pursuant to Rule 415 under the Securities Act, has become effective and remains updated and effective in accordance with Section 2(d)(ii) hereof, and (B) if the Registrable
                             ----------------
Securities covered thereby have not been sold and, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not the fault of the Sellers.

                    (d) Registration Procedures. If and whenever Progress Energy
                        -----------------------
is under an obligation pursuant to the provisions of this Registration Rights Agreement to effect the registration of the Registrable Securities, Progress Energy shall, as expeditiously as practicable, use its reasonable efforts to:

                    (i) Prepare and file with the Commission the Shelf Registration Statement specified herein with respect to such securities and cause such registration statement to become effective and remain updated and effective in accordance with Section 2(d)(ii) hereof;
                             ----------------

                    (ii) Until such time as the Sellers have satisfied the holding period requirements of Rule 144(d) under the Securities Act, prepare and file with the Commission all amendments and supplements to such Shelf Registration Statement, and the Prospectus used in connection therewith, take all other action and make all other filings as are required to update such Shelf Registration Statement or Prospectus, as the case may be, and otherwise keep such Shelf Registration Statement effective, and comply with the provisions of the Securities Act with respect to the offering and sale or other disposition of all Registrable Securities covered by such Shelf Registration Statement;

                    (iii) Furnish to the Sellers such number of conformed copies of such Shelf Registration Statement (including all exhibits), each such amendment and supplement thereto, including such number of copies of the Prospectus contained in such Shelf Registration Statement (including each preliminary Prospectus, and any summary Prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Sellers may reasonably request;

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

                    (iv) Until such time as the Sellers have satisfied the holding period requirements of Rule 144(d) under the Securities Act, use its reasonable best efforts to register, or obtain exemption from registration or qualification for, all Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Sellers shall reasonably request, to update such registration, qualification or exemption and take any other action which may be reasonably necessary or advisable to enable the Sellers to offer and consummate the disposition in such jurisdictions of the Registrable Securities owned by the Sellers, except that Progress Energy shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 2(d)(iv) be obligated to be so qualified, to consent to general
     ----------------
service of process in any such jurisdiction or to comply with any requirement or condition to registration or qualification which would impose an unreasonable burden on Progress Energy or any of its officers, directors or shareholders;



                    (v) Use its best efforts to cause all Registrable Securities covered by such Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Sellers to offer and consummate the disposition of such Registrable Securities;

                    (vi) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and shall not file any amendment or supplement to such Shelf Registration Statement or Prospectus which does not comply in all material respects with the requirements of the Securities Act or of the rules or regulation thereunder;

                    (vii) Provide and cause to be maintained a transfer agent for all Registrable Securities covered by such Shelf Registration Statement from and after a date not later than the effective date of such Shelf Registration Statement;

                    (viii) Use its reasonable best efforts to list all Registrable Securities covered by such Shelf Registration Statement on each securities exchange on which any of the shares of Progress Energy Common Stock are then listed, or in the event such securities are not so listed, to have such Registrable Securities qualified for inclusion on the Nasdaq Stock Market or any comparable quotation system, if any of the shares of Progress Energy Common Stock are then so qualified;

                    (ix) From time to time, provide such opinions of counsel (including, without limitation, opinions as to the effectiveness of the Shelf Registration Statement), certificates and any other documentation, and take such actions, including entering into such agreements, as are reasonably requested by Sellers in connection with Progress Energy's satisfaction of its obligations under this Registration Rights Agreement;

                    (x) Advise the Sellers, and, if requested by the Sellers, confirm such advice in writing, when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

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                    (xi) Advise the Sellers and their counsel and, if requested by the Sellers, confirm such advice in writing:

                    A. of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein;

                    B. of the initiation by the Commission of proceedings relating to a stop order suspending the effectiveness of the Shelf Registration Statement;

                    C. of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement;

                    D. of the receipt by Progress Energy of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                    E. of the existence of any fact and the happening of any event (including, without limitation, pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event which would require additional disclosure of material non-public information by Progress Energy in the Shelf Registration Statement as to which Progress Energy has a bona fide business purpose for preserving confidential or which renders Progress Energy unable to comply with Commission requirements) that, in the reasonable opinion of Progress Energy, as confirmed in writing to the Sellers and their counsel, makes untrue any statement of a material fact made in its Shelf Registration Statement, the Prospectus or any amendment or supplement thereto or any document incorporated by reference therein or requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. Such Advice may be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made;

                    (xii) Upon the occurrence of any event contemplated by
Section 2(d)(xi)(E) hereof, as soon as reasonably deemed appropriate by Progress
-------------------
Energy under the circumstances, prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that as thereafter delivered to purchasers of the Registrable Securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (e) Progress Energy agrees that, commencing on the earlier of the effective date of the Registration Statement or the 31st day following the Effective Date, the Prospectus shall not be unavailable for Sellers use as a result of the inability of Progress Energy to register the Registrable Securities or the existence of a Supplement Delay Period for periods aggregating 75 days during the succeeding 11 months, or for periods aggregating three months during each succeeding 12 month period that the shares of Progress Energy Common Stock issued to the Sellers in the Merger remain Registrable Securities; and,

                    (f) Progress Energy may require the Sellers to furnish to Progress Energy within 10 Business Days after written request for such information has been made by Progress Energy, such customary information regarding the Sellers and the distribution of such securities as Progress Energy may from time to time reasonably require for inclusion in such Shelf Registration Statement and such other information as may be necessary or advisable in the reasonable opinion of Progress Energy and its counsel, in connection with such Shelf Registration Statement. No Seller shall be entitled to use the Prospectus unless and until it shall have furnished the information required by this Section 2(f) and all such information required to be disclosed
                 ------------
in order to make the information previously furnished to Progress Energy by such Seller not materially misleading.

          SECTION 3. Preparation; Reasonable Investigation. In connection with
                     -------------------------------------
the preparation and filing of the registration statement pursuant to this Registration Rights Agreement, Progress Energy will give the Sellers and its counsel the opportunity to participate in the preparation of such Shelf Registration Statement to the extent necessary, in the opinion of the Sellers counsel, to conduct a reasonable investigation within the meaning of the Securities Act, provided that Progress Energy may condition its disclosure of
                --------
information upon receipt of agreements in form acceptable to counsel to Progress Energy restricting trading by such holders in violation of applicable securities laws.

          SECTION 4. Indemnification.
                     ---------------

                    (a) Indemnification by Progress Energy. Progress Energy
                        ----------------------------------
will, and hereby does, indemnify and hold harmless each of the Sellers in selling Registrable Securities covered by the Shelf Registration Statement required under this Registration Rights Agreement, each of the Sellers' directors, officers, employees, agents and affiliates and each other Person, if any, who controls any of the Sellers within the meaning of the Securities Act or the Exchange Act (the "Seller Indemnified Parties"), against any losses, claims,
                       --------------------------
damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, to which any Seller Indemnified Party may become subject under the Securities Act, the Exchange Act, any state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (or incorporated by reference) in the Shelf Registration Statement (or any amendment or supplement thereto) under which such Registrable Securities were registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Progress Energy will (at the option of Progress Energy) pay and bear or reimburse the Seller Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the indemnity
                                                   --------
agreement contained in this Section 4 shall not apply to amounts paid in
                            ---------
settlement of any such loss, claim, damage, liability or action if such settlement

                                       6

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is effected without the consent of Progress Energy (which consent shall not be unreasonably withheld) nor shall Progress Energy be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement, any such preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement, or other document in connection therewith in reliance upon and in conformity with written information furnished to Progress Energy by the Sellers or their agents or representatives expressly designated for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Seller Indemnified Parties and shall survive the permitted transfer of such Registrable Securities by the Sellers.

                    (b) Indemnification by the Sellers. Each Seller will, and
                        ------------------------------
hereby does, indemnify and hold harmless Progress Energy in selling Registrable Securities covered by the Shelf Registration Statement required under this Registration Rights Agreement, Progress Energy's directors, officers, employees, agents and affiliates and each other Person, if any, who controls Progress Energy within the meaning of the Securities Act or the Exchange Act (the "Progress Energy Indemnified Parties"), against any losses, claims, damages or
 -----------------------------------
liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, to which any Progress Energy Indemnified Party may become subject under the Securities Act, the Exchange Act, any state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (or incorporated by reference) in the Shelf Registration Statement (or any amendment or supplement thereto) under which such Registrable Securities were registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained therein, or any amendment or supplement thereto, or any other document in connection therewith, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, in each case, that such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement, any such preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement, or other document in connection therewith in reliance upon and in conformity with written information furnished to Progress Energy by such Seller or its agents or representatives expressly designated for use in the preparation thereof, and such Seller will (at the option of such Seller) pay and bear or reimburse the Progress Energy Indemnified Parties amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected with the consent of Sellers (which consent shall not be unreasonably withheld) and for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Progress Energy or any such controlling Person of Progress Energy and shall survive the permitted transfer of such Registrable Securities by such Seller.

                    (c) Notice of Claims; Right to Assume Defense. Promptly
                        -----------------------------------------
after receipt by an indemnified party of notice of the commencement of any action or proceeding

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involving a claim referred to in the preceding subdivisions of this Section 4,
                                                                    ---------
such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice
             --------
as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 4, except to the extent that
                                         ---------
the indemnifying party is actually prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified party shall have the right to
               --------
employ separate counsel in any such action at the expense of the indemnifying party if (i) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, (ii) use of counsel chosen by an indemnifying party would present such counsel with a conflict of interest under applicable rules of professional conduct or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party within a reasonable time after notice of the commencement of such action or proceeding (and, in each such case, the indemnifying party shall not have the right to participate in or assume the defense of such action or proceeding and shall reimburse all reasonable costs of such separate counsel employed by such indemnified party), it being understood, however, that the indemnifying party shall not in connection with any one action or proceeding (or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances) be liable for the fees and expenses of more than one separate firm of attorneys at any time for each indemnified party, which firm shall be designated by such indemnified party. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                    (d) Other Indemnification. Indemnification similar to that
                        ---------------------
specified in the preceding subdivisions of this Section 4 (with appropriate
                                                ---------
modifications) shall be given by Progress Energy and the Sellers with respect to any required registration or other qualification of Registrable Securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                    (e) Contribution. If the indemnification provided for in
                        ------------
this Section 4 is for any reason unavailable or insufficient to hold harmless an
     ---------
indemnified party under Section 4(a), Section 4(b), Section 4(c), or Section
                        ------------  ------------  ------------     -------
4(d) then the indemnifying party shall contribute the amount paid or payable by
----
such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section 4 in such proportion as is appropriate to reflect
                    ---------
the relative fault of Progress Energy on the one hand and the Sellers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Progress Energy or the Sellers and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
                                                    -------------
Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. It is agreed and stipulated that it would not be just or equitable if contribution pursuant to this Section 4(e)
                                                                ------------
were determined on the basis of the relative benefits or proceeds received by the indemnifying and indemnified parties or by pro rata allocation or any other method of allocation that does not take into account the equitable consideration of the relative fault of Progress Energy on the one hand and the Sellers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise, unless the failure to give notice is prejudicial to such party from whom contribution may be sought.

          SECTION 5. Rule 144 Requirements. Progress Energy agrees to:
                     ---------------------

                    (a) for so long as Progress Energy has a class of securities registered under the Exchange Act, comply, on a timely basis, with all the reporting requirements of the Exchange Act and comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act under Rule 144 thereunder, as amended from time to time, or successor rule thereto, for the sale of Registrable Securities by the Sellers;

                    (b) provide, at Progress Energy's expense, such opinion of counsel as may be reasonably requested by the transfer agent of Progress Energy Common Stock in connection with each sale of Registrable Securities pursuant to an exemption from the registration requirements of the Securities Act (under Rule 144 thereunder, as amended from time to time, or successor rule thereto or otherwise) or otherwise; and

                    (c) whenever the Sellers are able to demonstrate to Progress Energy (and its counsel) that the provisions of Rule 144(k) (or any successor rule) under the Securities Act are available to it, the Sellers shall be entitled to receive from Progress Energy, at Progress Energy's expense, new certificates that do not bear the restrictive legend set forth in Section
                                                                  -------
3.28(h) of the Merger Agreement.
-------

          SECTION 6. Sellers' Agreements. Each of the Sellers severally agrees:
                     -------------------

                    (a) that upon receipt of a notice of the commencement of a Supplement Delay Period, each Seller will keep the fact of such notice confidential, will forthwith discontinue disposition of its Registrable Securities pursuant to the Shelf Registration Statement during such Supplement Delay Period, and will not deliver any Prospectus forming a part thereof until receipt of the amended or supplemented Shelf Registration Statement or Prospectus, as applicable, as contemplated by Section 2(d)(xii)
                                                           -----------------
hereof, or until receipt of the Advice;

                    (b) if so directed by Progress Energy in a notice of the commencement of a Supplement Delay Period, to deliver to Progress Energy (at Progress Energy's expense) all copies, other than permanent file copies then in the Sellers' possession, of the Prospectus covering the Registrable Securities, as the case may be;

                    (c) sales of such Registrable Securities pursuant to a Shelf Registration Statement shall only be made in the manner set forth in such currently effective Shelf Registration Statement.

          SECTION 7. Entire Agreement; Assignment.
                     ----------------------------

          This Registration Rights Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

          SECTION 8. Notices.
                     -------

          All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

              if to Progress Energy:

                       Progress Energy, Inc.
                       410 S. Wilmington Street
                       Raleigh, North Carolina 27601-1748
                       Attention: David B. Fountain
                       Facsimile: (919) 546-2920

              with a copy to:

                       Hunton & Williams
                       One Hannover Square, Suite 1400
                       421 Fayetteville Street Mall
                       Raleigh, North Carolina 27601
                       Attention: Timothy S. Goettel, Esq.
                       Facsimile: (919) 833- 6352
              if to the Sellers:

                       300 West Austin
                       Marshall, Texas 75670
                       Attention: Mrs. Kim V. Scrivener

              with a copy to:

                       Brown McCarroll L.L.P.
                       111 Bagby
                       47th Floor
                       Houston, Texas 77002
                       Attention: Edward E. Hartline, Esq.
                       Facsimile: (713) 525-6295


          or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          SECTION 9. Governing Law.
                     -------------

          THIS AGREEMENT IS GOVERNED BY AND WILL BE CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS. THE PARTIES AGREE THAT THE AGGREGATE VALUE OF THE CONSIDERATION GIVEN AND RECEIVED UNDER THIS AGREEMENT IS GREATER THAN $1 MILLION AND, THEREFORE, THIS AGREEMENT CONSTITUTES A "MAJOR TRANSACTION" AS DEFINED BY
SECTION 15.020 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE. THE PARTIES ALSO AGREE, PURSUANT TO SECTION 15.020, THAT ANY LAWSUIT INVOLVING THIS AGREEMENT BROUGHT BY EITHER PARTY WILL BE BROUGHT ONLY IN DALLAS COUNTY, TEXAS, WHETHER SUCH LAWSUIT BE BROUGHT IN FEDERAL OR STATE COURT. THE PARTIES MUTUALLY CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS IN DALLAS COUNTY, TEXAS, AND AGREE THAT ANY ACTION, SUIT, OR PROCEEDING CONCERNING, RELATED TO, OR ARISING OUT OF THIS AGREEMENT AND THE NEGOTIATION OF THIS AGREEMENT WILL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT IN DALLAS COUNTY, TEXAS. THE PARTIES AGREE THAT THEY WILL NOT RAISE ANY DEFENSE OR OBJECTION OR FILE ANY MOTION BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENCE OF THE FORUM, OR THE LIKE IN ANY CASE FILED IN A FEDERAL OR STATE COURT IN DALLAS COUNTY, TEXAS. THIS AGREEMENT IS MADE AND PARTIALLY PERFORMABLE IN DALLAS COUNTY, TEXAS, AND VENUE SHALL BE IN DALLAS COUNTY, DALLAS, TEXAS.

          SECTION 10. Descriptive Headings.
                      --------------------

          The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Registration Rights Agreement.

          SECTION 11. Parties in Interest.
                      -------------------

          This Registration Rights Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Registration Rights Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Registration Rights Agreement. This Registration Rights Agreement may not be assigned or transferred (in whole or in part) by any party without the prior written consent of all other parties hereto. Any other provisions to the contrary notwithstanding, however, it is expressly agreed that
(i) any of the Sellers may distribute Registrable Securities to its respective members or partners, if such members or partners agree in writing to be bound by all obligations of a Seller hereunder, and this Registration Rights Agreement shall continue to apply with respect to any Registrable Securities so distributed; (ii) any Seller or permitted distributee of a Seller may enter into hedging transactions with respect to the Registrable Securities and (iii) Progress Energy will instruct its transfer agent to record any such distribution or any such transfer in connection with any such hedging transactions.

          SECTION 12. Counterparts.
                      ------------

          This Registration Rights Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          SECTION 13. Specific Performance.
                      --------------------

          The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Registration Rights Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 14. Severability.
                      ------------

          If any term or other provision of this Registration Rights Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Registration Rights Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Registration Rights Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                         PROGRESS ENERGY, INC.


                                         By:  /s/ Peter Scott
                                            ------------------------------------
                                         Name: Peter Scott
                                         Its:  Executive Vice President


                                         KVS INTERESTS, LTD.


                                         By:  /s/ Kim Vaughan Scrivener
                                            ------------------------------------
                                            Kim Vaughan Scrivener, President
                                            Kim Vaughan Scrivener Interests, LLC
                                            General Partner


                                         ALV INTERESTS, LTD.


                                         By:  /s/ Amy Vaughan King
                                            ------------------------------------
                                            Amy Vaughan King, President
                                            Amy Lynn Vaughan Interests, LLC
                                            General Partner


                                         VAUGHAN OPERATING COMPANY, LLC


                                         By:  /s/ Kim Vaughan Scrivener
                                            ------------------------------------
                                            Kim Vaughan Scrivener
                                            President


                                              /s/ Kim Vaughan Scrivener
                                            ------------------------------------
                                            Kim Vaughan Scrivener

                                               /s/ Amy Vaughan King
                                            ------------------------------------
                                            Amy Vaughan King


                                            Acknowledged and agreed:


                                               /s/ Jeff Scrivener
                                            ------------------------------------
                                            Jeff Scrivener


                                               /s/ Rodney King
                                            ------------------------------------
                                            Rodney King